For Immediate Release

Investor Contact:
Inspire Pharmaceuticals, Inc.
Jenny Kobin,
Senior Director, Investor Relations
(919) 941-9777, Extension 219

Media Contact:
BMC Communications
Dan Budwick
(212) 477-9007, Extension 14

INSPIRE BEGINS PHASE 2 CLINICAL PROGRAM
OF EPINASTINE FOR SEASONAL ALLERGIC RHINITIS

- Epinastine Nasal Spray IND Filed and in Effect with FDA -

DURHAM, NC -- October 10, 2006 -- Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) announced today that an investigational new drug application (IND) for epinastine nasal spray has been filed with the U.S. Food and Drug Administration (FDA) and is in effect, having passed the 30-day review period. Inspire previously acquired certain exclusive rights from Boehringer Ingelheim to develop and market an intranasal dosage form of epinastine in the United States and Canada for the treatment or prevention of rhinitis.

Inspire has begun Phase 2 clinical testing in patients with seasonal allergic rhinitis, based on the existing data package on epinastine, including Phase 1 safety data. The Phase 2 program will include clinical and toxicology studies to determine the optimal formulation and dose. The initial clinical trial compares several formulations and concentrations over one day.

Donald J. Kellerman, Pharm.D., Inspire's Senior Vice President, Development, stated, "Our experience with epinastine for ocular allergies, known as Elestat®, enables us to combine our scientific knowledge of the molecule with its well-established pharmacological and tolerability profile. Also, we will be leveraging our expertise in the development and commercialization of allergy products with a proven molecule in a straightforward regulatory approval path."

About Inspire

Inspire is a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential and unmet medical needs. The research and development programs of Inspire are driven by extensive scientific experience in the therapeutic areas of ophthalmology and respiratory/allergy, and supported by expertise in the field of P2 receptors. Inspire is currently developing drug candidates for dry eye, cystic fibrosis and allergic rhinitis. Inspire's U.S. specialty sales force promotes Elestat® (epinastine HCI ophthalmic solution) 0.05% for allergic conjunctivitis and Restasis® (cyclosporine ophthalmic emulsion) 0.05% for dry eye, ophthalmology products developed by Allergan, Inc. Elestat and Restasis are trademarks owned by Allergan. For more information, visit www.inspirepharm.com.

Forward-Looking Statements

The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, the seasonality of Elestat, intellectual property rights, adverse litigation developments, adverse developments in the U.S. Securities and Exchange Commission (SEC) investigation, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Inspire cannot guarantee the outcome or timing of the clinical or toxicology studies for epinastine for allergic rhinitis. A significant amount of work will be required to advance epinastine nasal spray through clinical testing, including satisfactory completion of additional clinical trials (including Phase 3 clinical trials) and additional toxicology studies. Even if the future development program for epinastine nasal spray is successful, Inspire cannot predict when, or if, the FDA or other regulatory authorities will approve epinastine nasal spray for allergic rhinitis. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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